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                                                                  Exhibit 3.7a


                                  AMENDMENT TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                         CAPITOL OFFICE SOLUTIONS, INC.

      Capitol Office Solutions, Inc., a Delaware corporation having its principal office in Beltsville, Maryland (hereinafter called the "Corporation"), hereby certifies to the Secretary of State for the State of Delaware, that:

      FIRST:The Certificate of Incorporation of the Corporation (the "Charter") is hereby amended by striking out Section 4.1 of Article IV of the Charter in its entirety and inserting in lieu thereof the following:

                                   ARTICLE IV

      4.1 Authorized Shares. The total number of shares of capital stock which the Corporation has authority to issue is 340,000 shares, consisting of:

            (1) 200,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common");

            (2) 100,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common"); and

            (3) 40,000 shares of Class C Common Stock, par value $.01 per share ("Class C Common").

      The Class A Common, Class B Common, and Class C Common and any other common stock issued hereafter are referred to collectively as the "Common Stock." The shares of Common Stock shall have the rights, preferences and limitations set forth below. Capitalized terms used but not otherwise defined in
Section 4.1 or Section 4.2 of this Article IV are defined in Section 4.3.
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      IN WITNESS WHEREOF, Capitol Office Solutions, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed (or attested) by its Secretary on June 30, 1997.

                                            CAPITOL OFFICE SOLUTIONS, INC.


                                            By: /s/ Armen A. Manoogian
                                                --------------------------
                                                Armen A. Manoogian
                                                President

Witness:    (Attest)

/s/ Doris Green
-------------------------
Doris Green
Secretary

      THE UNDERSIGNED, President of Capitol Office Solutions, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                /s/ Armen A. Manoogian
                                                --------------------------
                                                Armen A. Manoogian



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